Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 22, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of the OFFITBANK VIF-High Yield Fund, OFFITBANK VIF-Emerging Markets Fund, DJG Value Equity Fund, OFFITBANK VIF-U.S. Small Cap Fund, and OFFITBANK VIF-Total Return Fund, our report dated April 26, 1999 relating to the financial statements and financial highlights of the OFFITBANK VIF-U.S. Government Securities Fund (six of the nine portfolios constituting The OFFITBANK Variable Insurance, Inc.) and our report dated February 22, 1999 relating to the financial statements and financial highlights of the OFFITBANK Investment Fund, Inc. which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Information" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 29, 1999